UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2016

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40, avenue Monterey
L-2163 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices including zip code)

+352 2469 7900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On August 2, 2016, Mr. William C. Erbey exercised 834,274 Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) stock options. Altisource intends to allocate the cash proceeds that the Company receives from Mr. Erbey’s exercise to repurchase Altisource common shares under the Company’s existing share repurchase program. The current repurchase program was effective May 18, 2016 and authorized the repurchase of up to twenty-five percent (25%) of the outstanding shares of Altisource common stock in the open market, or up to 4.6 million shares, of which 4.5 million shares are currently remaining for repurchase under the program.
Forward-Looking Statements

This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include the intention of Altisource in connection with the repurchase of shares of Altisource common stock by Altisource.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2016

Altisource Portfolio Solutions S.A.

By:	/s/ Kevin J. Wilcox
Name:	Kevin J. Wilcox
Title:	Chief Administration and Risk Officer